EXHIBIT 10.35

Summary of Director Compensation Arrangements

We currently pay each director who is not employed by us or any of our affiliates (i.e., all of our directors except for our Chairman, Frank F. Khulusi) a quarterly retainer of $7,000, plus $2,500 for each regular board meeting attended in person or telephonically, $1,000 for each special board meeting attended in person or telephonically and $1,000 for each committee meeting attended in person or telephonically. We also pay the chairperson of the Audit Committee of our Board of Directors an additional quarterly retainer of $3,125 and the chairperson of the Compensation Committee of our Board of Directors an additional quarterly retainer of $1,250 for serving in such capacities. Directors who are employed by us or any of our affiliates are not paid any additional compensation for their service on our Board of Directors. We reimburse each of our directors for reasonable out-of-pocket expenses that they incur in connection with attending board or committee meetings. We have entered into indemnification agreements, a form of which is attached as an exhibit to the accompanying Annual Report on Form 10-K, with each of our directors.

Our directors are also eligible to participate in our 1994 Stock Incentive Plan, as amended, which is administered by our Compensation Committee under authority delegated by our Board of Directors. The terms and conditions of option and stock bonus grants to our non-employee directors under our 1994 Stock Incentive Plan, as amended, are determined in the discretion of our Compensation Committee, and must be consistent with the terms of the 1994 Stock Incentive Plan, as amended, which is filed as an exhibit to the accompanying Annual Report on Form 10-K.

The compensation arrangements we have with our directors are reviewed and may be modified from time to time by our Board of Directors.

Additional information regarding our compensation arrangements with our directors will be included in our definitive Proxy Statement to be filed in connection with our 2010 Annual Meeting of Stockholders.